UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 21, 2011

Date of Earliest Event Reported: June 15, 2011

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission

File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On April 28, 2011, SunPower Corporation (“SunPower”) entered into a Tender Offer Agreement (as amended, supplemented or otherwise modified from time to time, the “Tender Offer Agreement”) with Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France (“Purchaser”) and a wholly owned indirect subsidiary of Total S.A., a société anonyme organized under the laws of the Republic of France (“Total”). In accordance with the Tender Offer Agreement, on May 3, 2011, Purchaser offered to purchase up to 60% of the outstanding shares of Class A common stock (the “Class A Shares”) and 60% of the outstanding shares of the Class B common stock (the “Class B Shares” and together with the Class A Shares, the “Shares”) of SunPower, at a purchase price of $23.25 per share, on the terms and subject to the conditions set forth in the Offer to Purchase, dated May 3, 2011 (as amended supplemented or otherwise modified from time to time) and the related Letter of Transmittal (as amended, supplemented or otherwise modified from time to time) (which collectively constitute the “Offer”). On June 15, 2011, SunPower filed a Current Report on Form 8-K (the “Prior 8-K”) reporting a change in its control as a result of the consummation of the Offer. The information set forth in Item 5.01 of the Prior 8-K is incorporated herein by reference.

As previously announced in the Prior 8-K, at 12:00 midnight, New York City time, on Tuesday, June 14, 2011, the Offer expired. According to the final count by Computershare Trust Company, N.A., the Depositary for the Offer, as of the expiration of the guaranteed delivery period associated with the Offer, a total of 37,009,624 Class A Shares and 38,732,300 Class B Shares were validly tendered and not properly withdrawn in accordance with the terms of the Offer, representing approximately 63.9% of the Class A Shares and 92.1% of the Class B Shares outstanding at the close of business on June 13, 2011.

Accordingly, Purchaser has accepted for payment an aggregate of 34,756,682 Class A Shares and 25,220,000 Class B Shares (including the 30,200,701 Class A Shares and 25,220,000 Class B Shares previously announced as having been accepted) at a purchase price of $23.25 per share, for a total cost of approximately $1.4 billion. The consideration paid by Purchaser was paid from funds advanced to Purchaser by Total.

The final proration factor, as provided by the Depositary, was 93.91246% for the Class A Shares and 65.11365% for the Class B Shares.

On June 21, 2011, Total and SunPower issued a joint press release announcing the successful completion of and the final proration factors for the Offer. The full text of the press release is set forth as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 21, 2011 (incorporated herein by reference to Exhibit (a)(1)(K) to Amendment No. 5 to Schedule TO filed by Total and Purchaser on June 21, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: June 21, 2011	By:	/s/ Dennis V. Arriola
	Name	Dennis V. Arriola
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 21, 2011 (incorporated herein by reference to Exhibit (a)(1)(K) to Amendment No. 5 to Schedule TO filed by Total and Purchaser on June 21, 2011).